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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                DECEMBER 8, 2005


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                                   ZANN CORP.
             (Exact name of registrant as specified in its charter)

            NEVADA                        000-28519               76-0510754
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(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

                        1549 N. LEROY ST., SUITE D-200,
                                FENTON, MI 48430
          (Address of principal executive offices, including zip code)

                                 (810) 714-2978
              (Registrant's telephone number, including area code)

                                      N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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
ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2005, we entered into a Standby Equity Distribution Agreement (the "AGREEMENT") with Cornell Capital Partners, LP ("CORNELL"). Under the Agreement, Cornell has committed to provide to us up to $5 million in cash to be drawn down over a 24-month period at our discretion, subject to certain conditions including without limitation, our filing and maintenance of an effective registration statement with the Securities and Exchange Commission covering the sale of the shares issued to Cornell in connection with the transactions contemplated in the Agreement. In connection with the execution of the Agreement, we also (a) paid a structuring fee of $12,500 in cash to an affiliate of Cornell, (b) paid a due diligence fee of $5,000 in cash to Cornell, and (c) issued 1,142,857 shares of common stock to Cornell as a commitment fee. In addition, Robert Simpson, our sole officer and director entered into a lock-up agreement pursuant to which Mr. Simpson agreed, among other things, not to sell any of our securities without the prior written consent of Cornell during the 24-month term of the Agreement, except in accordance with Rule 144(e) promulgated under the Securities Act of 1933, as amended.

The maximum amount of any drawdown under the Agreement is $250,000, and there must be at least five (5) trading days between each drawdown. In consideration for each drawdown, we will issue to Cornell such number of shares of common stock equal to the amount of the drawdown divided by 95% of the 5-day trailing average closing bid price per share following the date of each drawdown request. In connection with each drawdown, we will also pay (a) a structuring fee of $500 in cash to an affiliate of Cornell, and (b) a commitment fee in cash of 5% of the amount of each drawdown to Cornell. A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Agreement, we also issued to Cornell a Warrant to purchase up to 4,000,000 shares of our common stock at an exercise price per share equal to $0.0388. The warrant is exercisable by Cornell until December 8, 2009. A copy of the Warrant is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Pursuant to the Agreement, we also entered into a Registration Rights Agreement with Cornell pursuant to which we agreed to prepare and file a registration statement covering the shares issued in connection with the Agreement. A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

In connection with the Agreement, we also entered into a Placement Agent Agreement on December 8, 2005 with Monitor Capital, Inc. ("MONITOR"), a registered broker-dealer, pursuant to which among other things, Monitor acted as placement agent in connection with the transactions contemplated by the Agreement. We issued to Monitor 285,714 shares of common stock as a fee under the Placement Agent Agreement. Monitor was granted piggy-back registration rights with respect to such shares. A copy of the Placement Agent Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

See Section 1.01 with respect to shares issued in connection with the transactions contemplated by the Agreement and the Placement Agent Agreement. All such issuances were effective as of December 8, 2005 and were exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

     EXHIBIT NO.                                  DESCRIPTION
     -----------  ------------------------------------------------------------------------------------
     4.1          Warrant to Purchase Common Stock dated December 8, 2005 issued to Cornell Capital
                  Partners, LP.
     4.2          Registration Rights Agreement dated December 8, 2005 between the Company and Cornell
                  Capital Partners, LP.
     10.1         Standby Equity Distribution Agreement dated December 8, 2005 between the Company and
                  Cornell Capital Partners, LP.
     10.2         Placement Agent Agreement dated December 8, 2005 between the Company and Monitor
                  Capital, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ZANN CORP.

                                        By:/s/ Robert Simpson
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                                           ROBERT SIMPSON
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

Date:  DECEMBER 13, 2005